Exhibit 10.98

[GRAPHIC]	Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS is executed effective as of, although not necessarily on, the 10th day of March, 2006 by FRISCO SQUARE LAND, LTD., a Texas limited partnership (“Grantor”), whose address for notice hereunder is 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248, to Melinda A. Chausse of Dallas County, Texas, as Trustee, for the benefit of COMERICA BANK (“Bank”), whose address for notice hereunder is at P.O. Box 650282, Dallas, Texas 75265-0282, Attention Commercial Lending Services, Mail Code 6514, as follows:

RECITALS:

A.                     Grantor and Bank are parties to that certain Loan Agreement dated April 15, 2005 with respect to a $27,664,000.00 loan from Lender to Borrower (the “Original Loan Agreement”), which Original Loan Agreement was secured by, among other things, a certain Deed of Trust, Security Agreement and Assignment of Rents dated effective as of April 15, 2005 executed by and between Grantor and Bank recorded in Volume 05899, Page 02548 of the real property records of Collin County, Texas (the “Original Deed of Trust”).

B.                       Grantor and Bank are entering into a certain Amended and Restated Loan Agreement of even date herewith, amending and restating the Original Loan Agreement to reduce the original loan made under the Original Loan Agreement from $27,664,000.00 to $26,664,000.00 and to add a revolving line of credit in the amount of $2,000,000.00.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Grantor and Bank agree that the Original Deed of Trust is hereby amended and restated in its entirety as follows:

A.                       DEFINITIONS.

The following terms shall have the defined meaning ascribed to such terms, as set forth below:

1.                         “BANK” or “BENEFICIARY” shall mean COMERICA BANK, as well as any subsequent holder or holders of the Note (as defined below).

2.                         “CODE” shall mean the Texas Business and Commerce Code, as now written or as hereafter amended, revised or replaced from time to time.

3.                         “CONTRACTS” shall mean any and all (a) contracts for the sale of all or any portion of the Property, whether such Contracts are now or at any time hereafter existing, and together with all payments, earnings, income, and profits arising from sale of all or any portion of the Property (defined below) or from the Contracts, and all other sums due or to become due under and pursuant thereto; (b) contracts, licenses, permits, and rights relating to utility services whether executed, granted, or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to, or connected with, the Property, but only to the extent the same affect the Land and only to the extent the same are assignable; (c) all other contracts, licenses, permits and rights which in any way relate to the use, enjoyment, occupancy, operation, maintenance, or ownership of the Property (including, if applicable, any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in or the right to possess, use or enjoy any of the Property), including but not limited to restrictive covenants, easements, condominium documents, planned development documents, maintenance agreements, and service contracts but only to the extent the same affect the Land and only to the extent the same are assignable; and (d) all renewals, extensions, amendments and other modifications with respect to any of the foregoing.

4.                         “DEED OF TRUST” shall mean this Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents and all renewals, extensions, amendments and other modifications hereto.

5.                         “EVENT OF DEFAULT” shall have the meaning set forth in Section D hereof.

6.                         “FIXTURES” shall mean all materials, supplies, equipment, apparatus and other items now or hereafter attached to or installed in connection with any of the Improvements (as defined below) or the Land (as defined below), and all renewals, replacements, and substitutions thereof and additions thereto, all of which property are hereby declared to be permanent accessions to the Land.

7.                         “GOVERNMENTAL AUTHORITY” shall mean any and all governmental or quasi-governmental entities or instrumentalities of each and every nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence.

8.                         “GOVERNMENTAL REQUIREMENTS” shall mean all laws, ordinances, statutes, codes, rules, regulations, orders, decrees, judicial decisions, rulings, permits or certificates of each Governmental Authority exercising jurisdiction over Grantor or the Property and including, without limitation, all laws, codes, ordinances, rules, regulations, orders, decrees and directives pertaining to Hazardous Materials or otherwise intended to regulate or improve health, safety or the environment.

9.                         “GRANTOR” shall mean the party or parties, whether one or more, who execute this Deed of Trust and who are identified as such in the initial paragraph of this

Deed of Trust, as well as the successors, assigns, heirs and legal representatives of such party or parties.

10.                   “GUARANTOR” shall have the meaning set forth in the Loan Agreement.

11.                   “HAZARDOUS MATERIALS” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (“CERCLA”), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on the Property is prohibited by any Governmental Requirement; (f) any petroleum or petroleum-based products; (g) underground storage tanks; (h) flammable explosives; (i) radioactive materials; (j) toxic materials; and (k) any other substance which by any Governmental Requirement requires special handling or notification of any Governmental Authority in its use, collection, storage, treatment, or disposal or is otherwise deemed to be a hazardous, toxic or dangerous waste, substance or material under any Governmental Requirement.

12.                   “HAZARDOUS MATERIALS CONTAMINATION” shall mean the contamination (whether presently existing or hereafter occurring) of the Property or any facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of any other property or the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.

13.                   “IMPOSITIONS” shall mean all rates and charges (including deposits) for: insurance; taxes (both realty and personalty); water, gas, sewer, electricity, telephone and other utilities; easements, licenses, agreements and other Contracts maintained for the benefit of the Property; and all other charges (and any interest, costs or penalties with respect thereto) of each and every nature whatsoever which may now or hereafter be assessed, levied or imposed upon the Property or the Rents (as defined below) or the ownership, use, occupancy or enjoyment thereof.

14.                   “IMPROVEMENTS” shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter placed or constructed upon the Land or any part thereof.

15.                   “INDEBTEDNESS” shall mean all loans, advances, indebtedness, obligations and liabilities of Grantor or any other Loan Party to Bank under this Deed of Trust, the Note (as defined below) or any other Loan Document (as defined below), together with all other indebtedness, obligations and liabilities whatsoever of Grantor to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, voluntary or involuntary, known or unknown, or originally payable to Bank or to a third party and subsequently acquired by Bank including, without limitation, any: late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of any security interest, pledge or other Lien or in pursuing any of its right or remedies under any Loan Document or in connection with any proceeding involving Bank as a result of any financial accommodation to Grantor; debts, obligations and liabilities for which Grantor would otherwise be liable to Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law or for any other reason; and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise; provided, however, that the term Indebtedness shall not include any consumer loan to the extent treatment of such loan as part of the Indebtedness would violate any Legal Requirement.

16.                   “LAND” shall mean the real estate (or interest therein) as described in Exhibit “A” attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

17.                   “LEASES” shall mean all leases (including, oil, gas and other mineral leases), master leases, subleases, licenses, concessions, contracts or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Property, together with all security and other deposits or payments made in connection therewith and any and all guaranties of leases related thereto.

18.                   “LEGAL REQUIREMENTS” shall mean any and all of the following that may now or hereafter be applicable to Grantor or the Property: (a) Governmental Requirements; (b) as applicable, Grantor’s bylaws and articles of incorporation or regulations and articles of organization, or certificate of limited partnership, agreement of limited partnership or partnership agreement, or joint venture agreement or trust agreement or declaration of trust, or other agreements pertaining to any other form of Grantor’s business entity; (c) Leases; (d) restrictions of record; and (e) other written or oral agreements or promises of any nature.

19.                   “LIEN” shall mean any interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.

20.                   “LOAN AGREEMENT” shall mean that certain Amended and Restated Loan Agreement dated of even date herewith executed by and between Bank and Grantor.

21.                   “LOAN DOCUMENTS” shall mean the Note, the Loan Agreement, this Deed of Trust and all other instruments, documents or other writings now or hereafter evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document (whether executed and delivered prior to, concurrently with or subsequent to this Deed of Trust), as such documents may have been or may hereafter be amended from time to time.

22.                   “LOAN PARTY” shall mean Grantor and each other person who or which shall be liable for the payment or performance of all or any portion of the Indebtedness or who or which shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.

23.                   “MINERALS” shall mean any and all substances in, on, or under the Property which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the Property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores, upon extraction or removal from the Property. The term “Minerals” shall include “oil and gas production” and “as extracted collateral” as such terms are defined in the Code.

24.                   “NOTE” shall mean collectively, whether one or more, (i) the amended and restated promissory note (the terms of which are incorporated herein by reference) dated April 15, 2005 (as modified effective March 10, 2006) executed by Grantor, and payable to the order of Bank, in the maximum face amount of TWENTY SIX MILLION SIX HUNDRED SIXTY FOUR THOUSAND AND NO/100 DOLLARS ($26,664,000.00), and all extensions, renewals, increases and other modifications thereof and all other notes given in substitution therefor, which shall mature on April 15, 2008 unless renewed or extended or unless prior demand for payment shall be made thereon or the maturity shall be accelerated for any reason; and (ii) the promissory note (the terms of which are incorporated herein by reference) dated effective March 10, 2006 executed by Grantor, and payable to the order of Bank, in the maximum face amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), and all extensions, renewals, increases and other modifications thereof and all other notes given in substitution therefor, which shall mature on March 10, 2007 unless renewed or extended or unless prior demand for payment shall be made thereon or the maturity shall be accelerated for any reason.

25.                   “PERSONALTY” shall mean all of the right, title, and interest of Grantor in and to (a) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut and extracted

Minerals); (b) general intangibles, money, insurance proceeds, accounts, chattel paper (including without limit electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold, contract and subcontract rights, trademarks, trade names, inventory; (c) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor (or otherwise existing for Grantor’s benefit) with any governmental agencies, boards, corporations, providers of utility services (public or private) or other person(s) including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land and those for municipal utility district or other utility costs incurred or deposits made in connection with the Property; (d) all software (for purposes of this Deed of Trust “software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded), and (e) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any or all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Property, or used in or necessary or desirable to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Property, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

26.                   “PROPERTY” shall mean the Land, Minerals, Improvements, Fixtures, Personalty, Contracts, Leases and Rents, together with all or any part of, and any interest in, the following: (a) rights, privileges, tenements, hereditaments, rights-of-way, easements, licenses, appendages, and appurtenances in any way pertaining thereto, and rights, titles, and interests of Grantor in and to any streets, ways, alleys, strips of land adjoining the Land or any part thereof; (b) additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and (c) other security and collateral of any nature whatsoever, now or hereafter given for the repayment or performance of the Indebtedness. In the definition of Property, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

27.                   “RENTS” shall mean the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Leases (other than Grantor) for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Property.

28.                   “TRUSTEE” shall mean MELINDA A. CHAUSSEE, Trustee, and her substitutes, successors and assigns.

B.                       GRANT.

To secure the full and timely payment and performance of the Indebtedness, and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid by Beneficiary to Grantor, the receipt and legal sufficiency of which is hereby acknowledged, Grantor has GRANTED, BARGAINED, ASSIGNED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, ASSIGN, SELL and CONVEY, unto Trustee the Property in trust hereunder, for the use and benefit of Beneficiary, TO HAVE AND TO HOLD the Property unto Trustee forever. It is specifically contemplated by Grantor and Beneficiary that the Indebtedness secured hereby may be advanced in subsequent intervals and at periodic times pursuant to the Loan Agreement. Grantor and each person who, at any time, may claim an interest in or Lien or encumbrance against all or any portion of the Property agree that all Indebtedness shall be secured by this Deed of Trust with the same priority as if all had been advanced, had arisen or had become owing or performable on the date of this Deed of Trust. This Deed of Trust shall remain in full force and effect as to all future Indebtedness and to all subsequent advances or subsequently arising portions of the Indebtedness without loss of priority until (a) the Indebtedness is fully and finally paid, performed and satisfied, and (b) all agreements and obligations, if any, of Bank for further advances or for the extension of additional credit have been terminated (including, without limitation, any loans made by Bank to Grantor even if advances or loans thereunder shall be optional or non-obligatory), and (c) this Deed of Trust has been released of record by Beneficiary. WITHOUT LIMITING THE FOREGOING, GRANTOR ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST SECURES, AMONG OTHER THINGS, FUTURE ADVANCES, AND GRANTOR, AND EACH PERSON WHO, AT ANY TIME, CLAIMS AN INTEREST IN OR LIEN OR ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE PROPERTY, AGREES THAT ALL ADVANCES MADE BY BANK FROM TIME TO TIME UNDER ANY OF THE LOAN DOCUMENTS AND ALL OTHER PORTIONS OF THE INDEBTEDNESS SHALL BE SECURED BY THIS DEED OF TRUST WITH THE SAME PRIORITY AS IF ALL OF THE SAME HAD BEEN ADVANCED, HAD ARISEN OR HAD BECOME OWING OR PERFORMABLE ON THE DATE OF THIS DEED OF TRUST, AND NO REDUCTION OF THE OUTSTANDING PRINCIPAL BALANCE UNDER THE NOTE OR ANY OTHER LOAN DOCUMENT SHALL EXTINGUISH, RELEASE OR SUBORDINATE ANY RIGHT, TITLE, INTEREST, LIEN, POWER OR PRIVILEGE CREATED OR ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

C.                       WARRANTIES, REPRESENTATIONS, COVENANTS AND OTHER AGREEMENTS.

Grantor unconditionally warrants, represents, covenants and agrees that:

1.                         The Indebtedness is legal, valid and binding on Grantor and, to the extent provided in the Loan Documents, on each other Loan Party, in accordance with its terms, and the execution and delivery of, and performance under, the Loan Documents to which Grantor is a party or by which Grantor or any of Grantor’s property is (or is purported to be) bound: (a) are within Grantor’s powers and have been duly authorized by all requisite action (corporate, partnership, trust or otherwise); (b) have received all requisite approval by all Governmental Authorities; and (c) will not violate, conflict with, breach or constitute a default under, any Legal Requirement or result in the imposition of any Lien, charge or encumbrance of any nature upon any of Grantor’s assets, except as contemplated in the Loan Documents.

2.                         Grantor has good and indefeasible title to the Land, Improvements, Fixtures and Personalty, free and clear of any Liens, encumbrances or adverse claims (except as listed in Exhibit “B” attached hereto). This Deed of Trust shall constitute a valid, subsisting, first Lien on the Land, Improvements and Fixtures and a valid, subsisting, exclusive, perfected and prior security interest in and to the Personalty and Leases, all in accordance with the terms hereof. Beneficiary shall have the right at its option and at such time or times as it, in its sole discretion, deems necessary or desirable, to take whatever action it may deem necessary or desirable to defend or uphold the Lien of this Deed of Trust or otherwise enforce any of its rights under this Deed of Trust or any obligations secured by this Deed of Trust including, without limit, the right to institute appropriate legal proceedings for these purposes. With respect to the right, title, or Lien of any person which is superior to any Lien of this Deed of Trust, Beneficiary has the right, but not the obligation, to acquire and/or pay off the holder of such right, title or Lien and add the amount paid to the Indebtedness.

3.                         The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead, is not exempt from forced sale under the laws of the State of Texas, and Grantor hereby disclaims and renounces all and every claim to the Property as a homestead.

4.                         Grantor and each Loan Party are now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or against any of them, and all reports, statements, cost estimates and other data, furnished by or on behalf of any of them are true and correct.

5.                         Grantor will promptly and fully comply with all present and future Legal Requirements, and all Improvements included or to be included in the Property comply and will comply with all Legal Requirements.

6.                         Grantor is validly and legally created and is authorized to do business in the State of Texas; Grantor’s exact name is the name set forth in this Deed of Trust; and Grantor is, and at all times shall be, located in the State of Texas at the following place: 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

7.                         Grantor and all Loan Parties, as their interests appear and as stipulated in the Loan Documents, will duly and punctually pay and perform the Indebtedness, as and when called for in the Loan Documents, and Grantor will duly and punctually cause each of the Impositions to be paid and discharged not later than the due dates thereof and shall immediately furnish Beneficiary with evidence of such payments.

8.                         Grantor will cause the Property to be maintained and operated in first-class order and condition.

9.                         Grantor shall obtain and maintain at Grantor’s sole expense: (a) mortgagee title insurance issued to Beneficiary covering the Land, Improvements and Fixtures as required by Beneficiary; (b) all-risk insurance with respect to all insurable Property, against loss or damage by fire, lightening, windstorm, explosion, hail, tornado and such hazards as are presently included in so-called “all-risk” coverage and against such other insurable hazards as Beneficiary may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Grantor or Beneficiary from becoming a coinsurer, such insurance to be in “Builder’s Risk” (non-reporting) form during and with respect to any construction on the Property; (c) if and to the extent any portion of the Property is in a special flood hazard area, a flood insurance policy in an amount equal to the lesser of the principal balance of the Indebtedness or the maximum amount available; (d) comprehensive general public liability insurance, on an “occurrence” basis, for the benefit of Grantor and Beneficiary as named insureds; (e) statutory worker’s compensation insurance with respect to any work on or about the Property; and (e) such other insurance on the Property as may from time to time be required by Beneficiary (including but not limited to business interruption insurance, loss of rents insurance, boiler and machinery insurance, earthquake insurance, and war risk insurance) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, and in form satisfactory to Beneficiary, and shall require not less than thirty (30) days’ prior written notice to Beneficiary of any cancellation or change of coverage. All insurance policies maintained, or caused to be maintained, by Grantor with respect to the Property, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Grantor or Beneficiary and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Deed of Trust or any other Loan Document becomes insolvent or the subject of any bankruptcy, receivership or similar proceeding or if Beneficiary, in good faith, believes that the financial responsibility of such insurer is or becomes inadequate, Grantor shall, in each instance, promptly, upon the request of Beneficiary and at Grantor’s expense, obtain and deliver to Beneficiary a like policy (or, if and to the extent permitted by Beneficiary, a certificate of insurance) issued by another insurer, which insurer and policy meet the requirements of this Deed of Trust or such other Loan Document, as the case may be. Without limiting the discretion of Beneficiary with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Mortgaged Property shall contain a standard mortgage clause (without contribution) naming Beneficiary as mortgagee with loss proceeds payable to Beneficiary notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Beneficiary under the Loan Documents; or (iv) any change in title to or ownership of the Mortgaged Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. The originals of each initial insurance policy (or to the extent permitted by Beneficiary, a copy of the original policy and a satisfactory certificate of insurance) shall be delivered to Beneficiary at the time of execution of this Deed of Trust, with premiums fully paid, and each renewal or substitute policy (or certificate) shall be delivered to Beneficiary, with premiums fully paid, at least ten (10) days before the termination of the policy it renews or replaces. Grantor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Beneficiary evidence satisfactory to Beneficiary of the timely payment thereof. If any loss occurs at any time when Grantor has failed to perform Grantor’s covenants and agreements in this Paragraph, Beneficiary shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Grantor, to the same extent as if it had been made payable to Beneficiary. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Indebtedness, all of Grantor’s right, title and interest in and to the insurance policies referred to in this Paragraph (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Beneficiary shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, and the expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be a part of the Indebtedness, shall be due and payable to Beneficiary on demand and shall bear interest from the date paid by Beneficiary until reimbursed at the highest rate of interest applicable to any of the Indebtedness (but not in excess of the highest rate permitted by applicable law). Beneficiary and Beneficiary’s employees are each irrevocably appointed attorney-in-fact for Grantor and are authorized to adjust and compromise each loss without the consent of Beneficiary, to collect, receive and receipt for all insurance proceeds in the name of Beneficiary and/or Grantor, and to endorse Grantor’s name upon any check in payment of the loss. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor.

10.                   Upon request from time to time and at any time, Grantor will deposit with Beneficiary each month in advance a monetary sum estimated by Beneficiary to equal on a monthly basis all or such portion of the ad valorem taxes, other Impositions and insurance premiums for the Property. At least thirty (30) days prior to the date on which any tax, Imposition or insurance premium must be paid to prevent delinquency thereof, Grantor will, on request of Beneficiary, deliver to Beneficiary the statement or statements showing the amount of tax or premium required to be paid and the concern or authority to which same is payable and will, at the same time, deposit with Beneficiary such amount as will, when added to the amount of such deposits previously made and then remaining available for the purpose, be sufficient to pay such insurance or tax obligations. Beneficiary shall then make payment to the applicable taxing authority, insurance carrier or other person. After the occurrence of an Event of Default, Beneficiary shall have the right (but not the obligation), at its sole discretion, to apply any or all of the foregoing deposits in payment of such insurance, taxes and other Impositions or toward payment of the Indebtedness in such manner and order of priority as Beneficiary, in its sole discretion, may elect. Beneficiary shall not be required to keep in a separate account or to pay to Grantor any interest or earnings whatever on the funds held by Beneficiary for the payment of taxes, other Impositions or insurance pursuant to this Paragraph or on any other funds deposited with Beneficiary in connection with this Deed of Trust.

11.                   Grantor will: (a) duly and punctually perform and comply with all representations, warranties, covenants and agreements binding upon it under the Leases and Contracts; (b) not voluntarily terminate or waive its rights under any of the Leases or Contracts; (c) use all reasonable efforts to maintain each of the Leases and Contracts in force and effect during the full term thereof, and (d) appear in and defend any action or proceeding in any manner connected with any of the Leases or Contracts.

12.                   Grantor will permit Trustee or Beneficiary, and their agents, attorneys, representatives and employees, to enter upon and inspect the Property at all reasonable times and intervals. If Beneficiary determines that the Property requires inspection, testing, appraisal, repair, care, alteration or attention of any kind, Beneficiary or its representatives may (but shall not be obligated to) enter upon the Property and inspect, test, appraise, repair, alter or maintain the Property as Beneficiary may deem necessary or desirable, and Grantor shall reimburse Beneficiary upon demand for all resulting costs and expenses incurred by Beneficiary. Any inspection, audit, appraisal or examination by Beneficiary or its representatives of the Property or of information or documents pertaining to the Property is for the sole purpose of protecting Beneficiary’s interests under this Deed of Trust and is not for the benefit or protection of Grantor or any third party. Beneficiary has no obligation to provide Grantor or any third party with information concerning, or results of, any inspection, audit, appraisal or examination by Beneficiary or its representatives. If Beneficiary, in its sole discretion, discloses information to Grantor, this disclosure is for the sole protection of Beneficiary, does not constitute an agreement to further disclosure and does not create a representation or warranty by Beneficiary as to the accuracy, sufficiency or any other aspect of disclosure.

13.                   Grantor will defend and hold Beneficiary harmless from any action, proceeding or claim affecting the Property or the Loan Documents or the Liens created thereby. Further, Grantor will notify Beneficiary, in writing, promptly of the commencement of any legal proceedings affecting the Property, or any part thereof, and will take such action as necessary to preserve Beneficiary’s rights affected thereby, and Beneficiary may, at its election, take such action on behalf of and in the name of Grantor and at Grantor’s expense.

14.                   Grantor will promptly pay all debts and liabilities of each and every character (including, without limitation, all debts and liabilities for labor, material and equipment) incurred in the construction, operation or development of the Property and will complete in a good and workmanlike manner any Improvements that may be constructed or repaired thereon.

15.                   Grantor will keep separate and proper books of record and account pertaining to the Property in accordance with generally accepted accounting principles and practices and set aside from its earnings for each fiscal year, and cause to be reflected in its books, reserves for depreciation, depletion, obsolescence and amortization of the Property, as well as for the Impositions and other appropriate reserves, during such fiscal year determined in accordance with generally accepted accounting principles and practices consistently applied. Beneficiary shall have the right to examine the books of account of Grantor and to discuss the affairs, finances and accounts of Grantor with, and to be informed as to the same by, its and their officers or any other party, all at such reasonable times and intervals as Beneficiary may desire. Grantor shall provide or cause to be provided to Beneficiary such financial statements, income and expense statements, cash flow statements, copies of income tax returns, operating statements, rent rolls and other reports, statements and information relating to Grantor or the Property as Beneficiary shall require, from time to time, and in the format and containing such detail as Beneficiary may require. All financial statements and information regarding Grantor or the Property delivered to Beneficiary shall be true and correct in all material respects and fairly present the financial condition of Grantor and the Property as of the date thereof. No additional borrowings shall have been made or committed to by Grantor since the date thereof other than those disclosed in a supplemental writing accompanying such financial statement.

16.                   Upon request from time to time and at any time, Grantor will promptly correct any defect, error or omission, which may be discovered in the contents of this Deed of Trust or the Loan Documents and will execute and deliver any and all additional instruments as may be requested by Beneficiary to correct such defect, error or omission or to identify any additional properties which are or become subject to this Deed of Trust.

17.                   Grantor will give immediate written notice to Beneficiary of any condemnation proceeding or casualty loss affecting the Property and, in each such instance,

afford Beneficiary an opportunity to participate in any such proceeding or in the settlement of any awards thereunder.

18.                   Grantor will promptly pay and hold Beneficiary harmless from all appraisal fees, recording fees, taxes, abstract fees, title policy fees, escrow fees, attorneys’ fees, and all other costs of every character incurred by Grantor or Beneficiary in connection with the closing of the loan evidenced by the Note or the performance of the covenants of this Deed of Trust or any other Loan Document to which Grantor is a party or the Property is or is purported to be bound, or otherwise attributable or chargeable to Grantor as owner of the Property.

19.                   Grantor will not use or occupy, or permit any use or occupancy of, the Property in any manner which: (a) violates any Legal Requirement; (b) may be dangerous; (c) constitutes a public or private nuisance; or (d) makes void or voidable any of the Leases or any insurance on the Property.

20.                   Grantor will not permit: (a) any waste or deterioration of any part of the Property (including, without limitation, any failure to repair and maintain the Property, pay property taxes or other Impositions or comply with covenants respecting the physical care, maintenance, construction, demolition or insurance of the Property); or (b) any alterations or additions or improvements to the Property of a material nature regardless of whether the alterations, additions or improvements would increase the value of the Property, without Beneficiary’s prior written consent. This consent may be withheld by Beneficiary in its sole discretion. If Beneficiary consents to the making of any alterations, additions or improvements, and the same are not completed with due diligence in accordance with the plans and specifications approved in writing by Beneficiary, or if construction of the alterations, additions or improvements should cease before completion for a period of 30 days, then and in either event, it shall be an Event of Default under this Deed of Trust, and Beneficiary shall have all the rights and remedies provided in this Deed of Trust, including without limitation, the right (but not the obligation) to enter or cause entry to be made upon the Property and complete the alterations, additions or improvements, and the costs shall be added to the Indebtedness, shall be payable on demand, and shall bear interest from the date paid by Beneficiary until reimbursed at the highest interest rate per annum applicable to any of the Indebtedness, but not in excess of the highest rate permitted by applicable law. Further, if any action is threatened or commenced which affects Beneficiary’s interest in the Property including, without limit, building, environmental or zoning proceedings, Beneficiary may take such action as it deems necessary or desirable to protect its interests, and its costs shall be added to the Indebtedness, shall be payable on demand and shall bear interest from the date paid by Beneficiary until repaid at the highest per annum interest rate applicable to any of the Indebtedness, but not to exceed the highest rate permitted by applicable law. Grantor further covenants and agrees that it will not permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of at least equal suitability and value and owned by Grantor free and clear of any other Lien.

21.                   Grantor will not, without the prior written consent of Beneficiary: (a) create, place or permit to be created or placed, or allow to remain, any mortgage, pledge, encumbrance or charge, conditional sale or other title retention agreement or other Lien, regardless of whether same are expressly subordinate to the Liens of the Loan Documents, with respect to the Property or the Leases; (b) permit any person, other than Beneficiary to have possession or control (as defined in the Code) of any Property of such nature that perfection of a security interest may be accomplished by control; or (c) sell, lease, exchange, assign, convey, transfer possession of or otherwise dispose of all or any portion of the Property, or any interest therein, but if ownership of the Property or any part thereof or interest therein becomes vested in any person or entity other than Grantor, Beneficiary or any other holder of the Indebtedness may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and the Indebtedness in the same manner as with Grantor without in any way discharging Grantor or any Loan Party from the Indebtedness. Without limiting the right of Beneficiary to withhold its consent or to make other requirements prior to granting its consent, Beneficiary: (i) may require evidence satisfactory to Beneficiary that transferee is creditworthy and has such management ability as Beneficiary shall deem in its sole discretion to be necessary; and (ii) may require transferee to execute such written modification and assumption agreements with regard to the Loan Documents as Beneficiary shall deem necessary or desirable, including but not limited to provisions increasing the interest rate on the Note. No transfer of the Property, no forbearance by Beneficiary, no extension of the time for the payment or performance of the Indebtedness granted by Beneficiary, no amendment or other modification of this Deed of Trust or other Loan Document, no release of any security for or guaranty of any Indebtedness, and no exercise of any right Beneficiary may have hereunder or under any other Loan Document shall release, discharge or affect in any way Grantor’s or any other Loan Party’s liability hereunder or under any other Loan Document. In the event any Lien shall exist on all or any portion of the Property (no consent by Beneficiary to the existence of any such Lien shall be implied hereby), it is expressly understood and agreed that no such lien holder may exercise any rights with respect to the Property, and all rents and other proceeds from the Property which may be received by such lien holder shall be held in trust by such lien holder for the benefit of Beneficiary and shall be immediately paid over to Beneficiary until the release of this Deed of Trust.

22.                   Grantor represents and covenants that Grantor has not used Hazardous Materials on or affecting the Property in any manner which violates any Governmental Requirement and that, except as may be disclosed in that certain Environmental Site Assessment, prepared by C&E Environmental, LLC dated December 1, 2004 (the “Phase I Report”), a true and correct copy of which has been provided to Beneficiary, there is no condition concerning the Property which could require remediation pursuant to any Governmental Requirement, and that neither Grantor nor, to Grantor’s knowledge (except as may be disclosed in the 3/05 Phase I

Report), any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property or any part thereof in any manner that violates any Governmental Requirement. No part of the Property is being used or, to Grantor’s knowledge (except as may be disclosed in the 3/05 Phase I Report), has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials (other than Hazardous Materials in de minimis amounts associated with customary and lawful use of the Property in compliance with all applicable Governmental Requirements), and no part of the Property is affected by any Hazardous Materials Contamination. To the best of Grantor’s knowledge(except as may be disclosed in the 3/05 Phase I Report), no property adjoining the Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials (other than Hazardous Materials in de minimis amounts associated with customary and lawful use of the Property in compliance with all applicable Governmental Requirements), and no other property adjoining the Property is affected by Hazardous Materials Contamination. To the best of Grantor’s knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property. To the best of Grantor’s knowledge (except as may be disclosed in the 3/05 Phase I Report), the Property is not currently on, and has never been on, any federal or state “Superfund” or “Superlien” list. Notwithstanding that one or more of the foregoing warranties and representations are “to Grantor’s knowledge”, the existence at or with respect to the Property of any Hazardous Materials which is in violation of any Governmental Requirement or Hazardous Materials Contamination at any time during the term of the Indebtedness shall constitute an Event of Default hereunder. Grantor covenants and agrees that neither it nor any occupant of all or any portion of the Property shall use, introduce or maintain Hazardous Materials on the Property unless done in strict compliance with all Governmental Requirements. Grantor shall conduct and complete all investigations, environmental audits, studies, sampling and testing, and all remedial removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting the Property, whether caused by Grantor or a third party, in accordance with all Governmental Requirements to the satisfaction of Beneficiary and in accordance with the orders and directives of all Governmental Authorities, and Grantor shall notify Beneficiary in writing prior to taking, and continually after that of the status of, all such actions. Grantor shall, promptly upon Beneficiary’s request, provide Beneficiary with copies of the results of all such actions and all related documents and information. Any remedial, removal or other action by Grantor shall not be deemed a cure or waiver of any default under this Deed of Trust or Event of Default due to the presence or use of Hazardous Materials on or affecting the Property. Grantor has never received any notice (“Environmental Complaint”) of any potential violation of any Governmental Requirement with respect to Grantor or the Property (and within five days of receipt of any Environmental Complaint, Grantor shall give Beneficiary a copy of it), and to the best of Grantor’s knowledge, there have been no actions commenced or threatened by any party with respect to Grantor or the Property for noncompliance with any Governmental Requirement. In the event this Deed of Trust is foreclosed or Grantor tenders a deed in lieu of foreclosure, Grantor shall deliver the Property to Beneficiary, the purchaser or the grantee, as the case may be, free of Hazardous Materials so that the condition of the Property shall not be in violation of any Governmental Requirement.

23.                   Grantor will (a) give notice to Beneficiary immediately upon Grantor’s acquiring knowledge of the presence of any Hazardous Materials on or affecting the Property (other than Hazardous Materials in de minimis amounts associated with customary and lawful use of the Property in compliance with all applicable Legal Requirements) or of any Hazardous Materials Contamination with a full description thereof, and (b) promptly comply with all Governmental Requirements relating to the Property including, without limit, any Hazardous Materials or Hazardous Materials Contamination affecting the same, and (c) provide Beneficiary with satisfactory evidence of such compliance.

D.                       EVENTS OF DEFAULT.

The term “Event of Default” as used in this Deed of Trust, shall mean the occurrence at any time, and from time to time, of any one or more of the following:

1.                         The occurrence of an “Event of Default” as defined in the Loan Agreement.

2.                         The issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any of the Property or of any other judicial process of, upon or in respect of any of the Property.

3.                         Default under any deed of trust, mortgage, security agreement or other Lien instrument against all or any portion of the Property after the expiration of any applicable grace, notice or cure periods provided therein.

4.                         The Property is (a) abandoned or (b) substantially damaged so that in Beneficiary’s judgment it cannot be restored with available funds to its value and to approximately the same condition and character that existed immediately prior to such damage within thirty (30) days after such occurrence.

5.                         The holder of any Lien on any part of the Property (notwithstanding that the creation of the same may constitute a separate default hereunder) institutes foreclosure or other proceedings for the enforcement of its remedies.

6.                         Any condemnation proceeding is instituted which would, in Beneficiary’s sole judgment, materially impair the use or enjoyment of the Property for its intended purposes and Grantor does not cause such proceeding to be dismissed within sixty (60) days of filing.

E.                         DEFAULT AND FORECLOSURE.

To the fullest extent permitted in equity or at law, by statute or otherwise:

1.                         If an Event of Default shall occur, Beneficiary may, at Beneficiary’s sole election and by or through Trustee or otherwise, exercise any or all of the following:

(a)                     Declare all unpaid amounts under the Note and any other unpaid portion of the Indebtedness immediately due and payable without further notice, presentment, protest, demand, notice of demand or intent to demand, or notice of acceleration or intent to accelerate or action of any nature whatsoever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable. Subject to Section N, Paragraph 8 of this Deed of Trust, acceleration of any Indebtedness shall trigger any applicable pre-payment premium or formula. Without limiting when a pre-payment premium may be due, it is agreed that, at any time after acceleration, a tender of payment of the amount necessary to satisfy the entire Indebtedness must include any applicable pre-payment premium or formula subject, however, to the terms and provisions of Section N, Paragraph 8 of this Deed of Trust.

(b)                    Enter upon the Property and take exclusive possession thereof and of all books, records and accounts relating thereto, and if necessary to obtain such possession, Beneficiary may invoke any and all legal remedies to dispossess Grantor including, specifically, one or more actions for forcible entry and detainer, trespass to try title and writ of restitution.

(c)                     Hold, lease, manage, operate or otherwise use or permit the use of the Property, either itself or by other persons, in such manner, for such time and upon such other terms as Beneficiary may deem necessary or desirable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking such other action from time to time as Beneficiary shall deem necessary or desirable) and apply all Rents collected in connection therewith in accordance with the provisions of Paragraph 7 of this Section E.

(d)                    Sell or offer for sale the Property in such portions, order and parcels as Beneficiary may, in its sole discretion, determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale or sales shall be made at the courthouse door of the county where the Land is situated (or if the Land is situated in more than one county, then such Property may be sold at the courthouse door of any of such counties as designated in the notices of sale provided for herein) on the first Tuesday of any month between 10:00 A.M. and 4:00 P.M. after giving adequate legal notice of the time, place and terms of sale, by posting or causing to be posted written or printed notices thereof at least twenty-one (21) days preceding the date of any such sale at the courthouse door of the foregoing county, and if the Land is situated in more than one county, one notice shall be posted at the courthouse door of each county in which the Land is situated, and by Beneficiary serving written notice of such proposed sale on each debtor obligated to pay the Indebtedness at least twenty-one (21) days preceding the date of said sale by certified mail at the most recent address for such parties in the records of Beneficiary, or by accomplishing all or any of the aforesaid in such manner as permitted or required by the Texas Property Code Section 51.002 (as now written or as hereafter amended or succeeded) relating to the sale of real estate and/or by Chapter 9 of the Code relating to the sale of collateral, or by any other present or subsequent laws. At any such sale: (i) Trustee shall not be required to have physically present, or to have constructive possession of, the Property to be sold (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor; (iii) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder; (iv) any and all prerequisites to the validity of such sale shall be conclusively presumed to have been performed; (v) the receipt of Trustee or of such other party making the sale shall be a sufficient discharge to the purchaser for the purchase money, and no such purchaser, or the Purchaser’s assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; (vi) Grantor shall be completely and irrevocably divested of all right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Property sold, and such sale shall be a perpetual bar both at law and in equity against Grantor and against any and all other persons claiming or to claim the Property sold, or any part thereof; and (vii) Beneficiary may be a purchaser at any such sale.

(e)                     Upon, or at any time after, commencement of foreclosure of any Lien provided for herein, or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Property or any other security for the repayment of the Indebtedness, for appointment of a receiver of the Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases.

(f)                       Exercise any and all other rights, remedies and recourses granted under the Loan Documents or as may be now or hereafter existing in equity or at law, by virtue of statute or otherwise.

2.                         Should the Property be sold in one or more parcels, the right of sale arising out of any Event of Default shall not be exhausted by any one or more such sales, but other and successive sales may be made until all of the Property has been sold or until the Indebtedness has been fully satisfied.

3.                         All rights, remedies and recourses of Beneficiary granted in the Loan Documents or otherwise available at law or equity: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor or any Loan Party, or against the Property, or against any one or more of them, at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) shall be non-exclusive.

4.                         Beneficiary may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Liens evidenced by the Loan Documents or affecting the obligations of Grantor or any other Loan Party to pay or perform the Indebtedness. For payment of the Indebtedness, Beneficiary may resort to any of the security therefor in such order and manner as Beneficiary may elect. No security heretofore, herewith or subsequently taken by Beneficiary shall in any manner impair or affect the security given by the Loan Documents, and all security shall be taken, considered and held as cumulative.

5.                         Grantor hereby irrevocably and unconditionally waives and releases: (a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any default or Event of Default (except as may specifically be required by a Loan Document) or of Beneficiary’s or Trustee’s exercise of any right, remedy or recourse provided for under the Loan Documents or otherwise; and (c) any right to a marshaling of assets or a sale in inverse order of alienation.

6.                         In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents or otherwise and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do, and in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

7.                         Any proceeds of any sale of, and any Rents, except as may otherwise be provided in Paragraph 2 of Section H, or other amounts generated by the holding, leasing, operation or other use of the Property shall be applied in the such order of priority as Beneficiary, in its sole discretion, may elect including, without limitation, the following order of priority: (a) first, to the payment of all costs and expenses of taking possession of the Property and of holding, leasing, operating, using, repairing, improving and selling the same including, without limitation, fees of the Trustee and attorneys retained by Beneficiary or Trustee (whether inside or outside counsel is used); fees of any receiver or accountants; recording and filing fees; court costs; costs of advertisement; and the payment of any and all Impositions, Liens or other rights, titles or interests equal or superior to the Liens of this Deed of Trust (without in any way implying Beneficiary’s consent to the creation thereof); (b) second, to the payment of all accrued and unpaid interest due on the Note; (c) third, to the payment of the unpaid principal balance of the Note; (d) fourth, to the payment of all amounts, other than unpaid principal and accrued interest on the Note, which may be due to Beneficiary under the Loan Documents, together with interest thereon as provided therein; (e) fifth, to the payment of any Indebtedness remaining unpaid; and (f) sixth, to Grantor or such other person who may be entitled thereto by law.

8.                         In addition to the remedies set forth in this Section E, upon the occurrence of an Event of Default Beneficiary and Trustee shall have available to them the remedies set forth in Sections G and H herein as well as all other remedies available to them at law or in equity.

9.                         The remedies in this Section E are in addition to other remedies available to Beneficiary, and the exercise of the remedies in this Section shall not be deemed to be an election of non-judicial or judicial remedies otherwise available to Beneficiary. The remedies in this Section E are available under and governed by the real property laws of Texas and, except as described in Section G hereof, are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the Code. No action by Beneficiary taken pursuant to this Section E shall be deemed to be an election to dispose of personal property under Section 9.620 of the Code.

10.                   In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, Grantor and each other Loan Party hereby make the agreements as set forth in this paragraph. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor and each other Loan Party agree that Beneficiary shall be entitled to seek a deficiency judgment from such party, to the extent such party would otherwise be liable therefor, equal to the difference between the amount of the Indebtedness and the amount for which the Property was sold pursuant to judicial or non-judicial foreclosure sale. Grantor and each other Loan Party expressly recognize that this Paragraph constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and/or other persons against whom recovery of deficiencies is sought to present competent evidence of the fair market value of the Property that was sold as of the date of the foreclosure sale and offset, against any deficiency, the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor and each other Loan Party further recognize and agree that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the

Property that was sold for purposes of calculating deficiencies owed by Grantor and others against whom recovery of a deficiency is sought.

11.                   In the event the waiver provided for in the immediately preceding Paragraph is determined by a court of competent jurisdiction to be unenforceable and under every circumstance where any of the Property which is the subject matter of a disposition under this Deed of Trust gives rise to a calculation of any surplus or deficiency under Section 9.615 (f) of the Code, the following shall be the basis for the finder of fact’s (a) determination of the fair market value of the Property that was sold as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time) and (b) calculation of surplus or deficiency under Section 9.615 of the Code: (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than 30 days in the case of Personalty and 12 months in the case of all other Property) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (iv) the gross fair market value of the Property that was sold shall be further discounted to account for any estimated holding costs associated with maintaining such Property pending sale including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least 5 years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above. Furthermore, for purposes of determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f) of the Code, the value of Property that is the subject of the disposition shall be determined in accordance with this Paragraph.

F.                         INSURANCE AND CONDEMNATION PROCEEDS AND OTHER AWARDS.

All proceeds of insurance and all judgments, decrees or awards now or hereafter arising or resulting from or in connection with any injury, damage, taking or other loss to the Property, or awards, settlements or other compensation now or hereafter made by any Governmental Authority, including those for any variation of, or change of grade in, any streets affecting the Land or the Improvements, are hereby assigned in their entirety to Beneficiary and shall be paid directly to Beneficiary. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. Beneficiary and each of Beneficiary’s employees is irrevocably appointed attorney-in-fact and is duly authorized and empowered to receive, receipt for, discharge and satisfy any judgment, decree or award, whether joint or several, on behalf of Grantor. Beneficiary shall not be liable for failure to collect any judgment, decree or award, regardless of the cost of such failure. Any proceeds received by Beneficiary from any insurance, judgment, decree or award or otherwise arising or resulting from any injury, damage, taking or other loss to the Property shall, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys’ fees, whether inside or outside counsel is used, at Beneficiary’s sole option (unless otherwise expressly provided herein), (a) be released to Grantor, or (b) applied (upon compliance with such terms and conditions as may be required by Beneficiary) to repair or restoration, either partly or entirely, of the Property, or (c) applied to the payment of the Indebtedness in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due. In any event, any unpaid portion of the Indebtedness shall remain in full force and effect, and the payment thereof shall not be excused or postponed. Prepaid amounts shall constitute voluntary prepayments and shall, subject to Section N, Paragraph 8 of this Deed of Trust, be subject to applicable prepayment premiums or formulas. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Grantor shall give prompt notice thereof to Beneficiary, and Grantor shall promptly, at Grantor’s sole cost and expense and regardless of whether insurance, condemnation or other proceeds (if any) shall be available or sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Property to its value and, as nearly as possible, to its condition and character immediately prior to the damage, loss or destruction. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document, (i) if the Property shall be damaged or destroyed or if a portion thereof shall be taken by condemnation or an agreement reached under threat of condemnation, and (ii) if Beneficiary in good faith determines that the insurance or condemnation proceeds together with such additional cash amounts that Grantor shall make available for the repair or restoration of the Property and shall pledge to Beneficiary as additional security for the payment and performance of the Indebtedness are sufficient to restore, repair, replace and rebuild the Property within thirty (30) days following the occurrence of the damage, destruction or taking to its value immediately prior to such damage, loss or destruction and to approximately the same condition and character that existed immediately preceding such damage, loss or destruction, and (iii) provided that no default or Event of Default shall exist, then the insurance and condemnation proceeds together with such additional cash amounts provided by Grantor shall be placed in a special depository account (which may be a non-interest bearing account) with Beneficiary (or, at Beneficiary’s option, a financial institution approved by Beneficiary) and disbursed in scheduled payments approved by Beneficiary to restore, repair, replace and rebuild the Property to a value at least equal to that which existed immediately prior to the damage, loss or destruction and to approximately the same condition and character which existed immediately prior to such damage, loss or destruction. Notwithstanding the foregoing, Beneficiary shall have no obligation to disburse any such proceeds or other cash amounts if the total disbursements made prior to completion of the work would exceed 90% of the value of the work then completed, and each disbursement shall be conditioned upon receipt by Beneficiary (in form and content satisfactory to Beneficiary) of architect certificates, contractor and subcontractor sworn statements and waivers and releases of Liens together with satisfactory evidence of the total cost to complete the work, evidence of costs paid by Grantor as the work progresses, evidence that the work is being completed Lien free and in a good and workmanlike manner, and evidence that the proceeds and other cash amounts then on deposit are sufficient for the completion of the work. The special depository account and all amounts deposited therein together with all interests and profits, if any, accruing with respect thereto and all rights, privileges and benefits existing with respect thereto shall be and are hereby pledged as additional security for the payment and performance of the Indebtedness. All work to be performed in connection with the repair, restoration, replacement or rebuilding of the Property shall be performed pursuant to a written contract, which contract shall be subject to the prior written approval of Beneficiary and which shall set forth the manner and schedule of payments to be made thereunder. If, at any time, Beneficiary determines that the insurance or condemnation proceeds together with other cash amounts made available by the Grantor are insufficient to repair, restore, replace and rebuild the Property to the value and condition required hereunder, Grantor shall deposit additional cash amounts to the special depository account established (or to be established) for such purpose.

G.                       SECURITY AGREEMENT.

Grantor hereby grants to Beneficiary a security interest in and to certain property as follows:

1.                         If this Deed of Trust secures future advances to be used for construction of Improvements on the Land, this Deed of Trust constitutes a “construction mortgage” under the Code. This Deed of Trust shall also constitute and serve as a “security agreement” on personal property and a “fixture filing” within the meaning of, and shall constitute a first and prior security interest under, Chapter 9 of the Code with respect to the Personalty, Fixtures, Contracts and Leases. To this end, Grantor grants to Beneficiary, as a secured party, a first and prior security interest in, to and under the Personalty, Fixtures, Contracts and Leases, to secure the full and timely payment and performance of the Indebtedness.

2.                         Grantor agrees to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, request to create, perfect, and preserve the security interest herein granted, and Beneficiary may cause any financing statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to create, perfect and preserve such security interest. Without limiting the foregoing, Grantor shall, upon request of Beneficiary take such actions as Beneficiary shall request to establish exclusive control (as defined in the Code) by Beneficiary over any Property which is of such a nature that perfection of a security interest may be accomplished by control.  Furthermore, Grantor (a) irrevocably appoints Beneficiary or any agent of Beneficiary (which appointment is coupled with an interest) the true and lawful attorney of Grantor (with full power of substitution) to act in the name, place and stead of, and at the expense of, Grantor and (b) authorizes Beneficiary or any agent of Beneficiary, in its own name, at Grantor’s expense, to do any of the following, as Beneficiary, in its sole discretion, deems appropriate: (i) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Property (including, without limit, to draft against Property) and to endorse any item representing any payment on or proceeds of the Property; (ii) to execute and file in the name of and on behalf of Grantor all financing statements or other filings or collateral control agreements deemed necessary or desirable by Beneficiary to evidence, perfect, or continue the security interests granted in this Deed of Trust; and (iii) to do and perform any act on behalf of Grantor permitted or required under this Deed of Trust.

3.                         Beneficiary, as well as Trustee on Beneficiary’s behalf, shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Contracts and Leases afforded a “secured party” by Chapter 9 of the Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded Beneficiary and/or Trustee by the Loan Documents.

4.                         The security interest herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a party in possession of any portion of the Property or to obligate Trustee or Beneficiary to lease the Property or to take any other action or to incur any expenses or to perform any obligation whatsoever under any of the Contracts or Leases or otherwise.

5.                         Upon the occurrence of an Event of Default and at any time thereafter:

(a)                     Trustee and Beneficiary shall have, with regard to the Personalty, Fixtures, Contracts and Leases the remedies provided in this Deed of Trust and in the Code (no such remedy granted by the Code being excepted, modified or waived herein). Trustee and Beneficiary may, respectively, use his or its discretion in exercising the rights and electing the remedies; provided, however, all acts shall be in compliance with the standards of the Code where applicable and required. For purposes of the notice requirements of the Code and this Section G, it is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notice.

(b)                    Trustee and Beneficiary shall, respectively, be entitled, acting in his or its sole discretion, to apply the proceeds of any disposition of the Personalty, Fixtures, Contracts and Leases in the order set forth in Chapter 9 of the Code, or, if allowed by the Code, in the order set forth in Paragraph 7 of Section E hereof. Grantor agrees that Beneficiary shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Property unless failure to do so would be commercially unreasonable. If Beneficiary agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Beneficiary may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Beneficiary may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Beneficiary.

(c)                     Notwithstanding anything herein to the contrary, Beneficiary, or the Trustee acting on Beneficiary’s behalf, may at its or his option, dispose of the Fixtures, Personalty, Contracts and/or Leases and other items of personal property covered by this Deed of Trust in accordance with Beneficiary’s rights and remedies in respect of and together with the Land, collectively as the Property, pursuant to the provisions of Section E of this Deed of Trust in lieu of proceeding under the Code.

6.                         Beneficiary may require Grantor to assemble the Personalty, Fixtures, Contracts and Leases and make them available to Beneficiary or Trustee at a place to be designated by Beneficiary that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Personalty, Fixtures, Contracts and Leases and the like which are incurred or paid by Beneficiary as authorized or permitted hereunder, including also all reasonable attorneys’ fees, whether inside or outside counsel is used, legal expenses and costs, shall be added to the Indebtedness, and Grantor shall be liable therefor. At any sale or other disposition of any Property, Beneficiary disclaims all warranties which would otherwise be given under the Code, including without limit, a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Beneficiary may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

7.                         As to the Personalty, Fixtures, Contracts and Leases, this Deed of Trust shall be effective as a financing statement when filed for record in the official real property records of any county in which any portion of the Land is located. The record owner of the Land is Grantor, whose mailing address for purposes of such financing statement is set forth in the opening recital herein above. Information concerning the security interest created by this Deed of Trust may be obtained from Beneficiary at its address similarly set forth in such opening recital. Beneficiary or Trustee may file a carbon, photographic or other reproduction of this Deed of Trust as a financing statement.

8.                         Except as otherwise expressly provided in this Deed of Trust, all terms in this Deed of Trust which are defined in the Code shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Code, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Code in effect on the date of this Deed of Trust, then such term, as used herein, shall be given such broadened meaning. If the Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Code in effect on the date of this Deed of Trust, such amendment or holding shall be disregarded in defining terms used in this Deed of Trust.

H.                       ASSIGNMENT OF RENTS.

Grantor does hereby absolutely and unconditionally assign, transfer and convey to Beneficiary, as well as to Trustee on Beneficiary’s behalf, all Rents under the following provisions:

1.                         Grantor reserves the right, unless and until an Event of Default occurs under this Deed of Trust, to collect such Rents as a trustee for the benefit of Beneficiary, and Grantor shall apply the Rents so collected in the order set forth in Paragraph 7 of Section E hereof. All rents collected by Grantor shall be deposited by Grantor in Grantor’s operating accounts maintained with Beneficiary. All security deposits collected by Grantor shall be maintained in an account with Beneficiary for such purpose.

2.                         Beneficiary, or Trustee on Beneficiary’s behalf, may at any time following an Event of Default, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Property or any part thereof and, in its own name, sue for or otherwise collect such Rents. Grantor hereby agrees with Beneficiary that the other parties under the Leases may, upon notice from Trustee or Beneficiary of the occurrence of an Event of Default, thereafter pay direct to Beneficiary the Rents due and to become due under the Leases and attorn to all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Paragraph 7 of Section E above; provided however, that if the costs, expenses and attorneys’ fees, whether inside or outside counsel is used, shall exceed the amount of Rents collected, the excess shall be added to the Note, shall bear interest as provided in Paragraph 5 of Section N below and shall be immediately due and payable. The entering upon and taking possession of the Property, the collection of Rents, or the application thereof as aforesaid shall not cure or waive any default or Event of Default, if any, hereunder or invalidate any act done pursuant to such notice. Failure or discontinuance of Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, and no exercise of any right, power or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be or be construed to be, an affirmation by it of any tenancy, lease, or option, or an assumption of liability under or the subordination of the Lien or charge of this Deed of Trust to any such tenancy, lease, or option.

3.                         Grantor represents and warrants that as of the date of this Deed of Trust there are no Leases. Grantor will not enter into any Lease without the Beneficiary’s prior written consent. If any Leases are hereafter entered into with Beneficiary’s consent, Grantor will not (a) execute an assignment of any of its right, title or interest in the Rents, or (b) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any Lease, and except further, any Lease may be canceled if, promptly after the cancellation or surrender thereof a new Lease is entered into with a new lessee having a credit standing, in the judgment of Beneficiary, at least equivalent to that of the lessee whose Lease was canceled, on substantially the same or better terms as the terminated or canceled Lease, or (c) accept prepayments of any Rents in excess of one month, except prepayments in the nature of security for the performance of the lessee under any Lease, or (d) in any other manner impair the value of the Property or the security of this Deed of Trust. Grantor will at all times promptly and faithfully perform, or cause to be performed, each covenant, condition and agreement contained in each Lease hereafter existing on the part of lessor thereunder to be kept and performed.

4.                         No action taken by Beneficiary under this Deed of Trust shall make Beneficiary a “Mortgagee in Possession.”

I.                            THE TRUSTEE.

The following provisions shall govern with respect to the Trustee:

1.                         Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable to Grantor under any circumstances whatsoever. Furthermore, Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted, upon the Property for debts contracted or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder and believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS AND EXPENSES, RESULTING FROM TRUSTEE’S OWN NEGLIGENCE; provided, however, that the foregoing indemnification shall not be applicable, and Grantor shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Trustee.

2.                         All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any money received by him hereunder.

3.                         Trustee may resign at any time with or without notice. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the afore named Trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the afore named Trustee.

4.                         Any new Trustee or Trustees appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its, his or their predecessor in the rights hereunder with like effect as if originally named as Trustee herein, but nevertheless, upon the written request of Beneficiary or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act and shall duly assign, transfer and deliver any of the property and money held by such Trustee to the successor Trustee so appointed in his place.

J.                         SITE ASSESSMENTS.

If Beneficiary shall ever in good faith believe that there may be a possibility of Hazardous Materials or Hazardous Materials Contamination affecting any of the Property, Beneficiary (by its officers, employees and agents) at any time and from time to time after notice to Grantor of same (except in an emergency or where not practical under applicable law, in which case notice is waived), either prior to or after the occurrence of a default or an Event of Default, may contract for the services of persons (the “Site Reviewers”) to perform environmental site assessments (“Site Assessments”) on the Property for the purpose of determining whether any environmental condition exists which could result in any liability, cost or expense to the owner, occupier or operator of such Property. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials and such other tests as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding the Property as may be requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Beneficiary shall make the results of such Site Assessments fully available to Grantor. The cost of performing such Site Assessments shall be paid by Grantor upon demand of Beneficiary. Any such obligations shall be Indebtedness secured by this Deed of Trust, shall be payable by Grantor upon demand and shall bear interest from the date paid by Beneficiary until reimbursed at the highest per annum interest rate applicable to any of the Indebtedness but not to exceed the highest rate permitted by applicable law.

K.                       INDEMNIFICATION.

Regardless of whether any Site Assessments are conducted hereunder, Grantor shall defend, indemnify and hold harmless Beneficiary and Trustee and their respective employees, agents, shareholders, officers and directors from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs and expenses (including, without limitation, consultants’ fees, investigation and laboratory fees, reasonable attorneys’ fees, whether inside or outside counsel is used, expenses and remedial costs), suits, costs of any settlement or judgment and claims of each and every kind whatsoever which may now or in the future (whether before or after the release of this Deed of Trust) be paid, incurred or suffered by or asserted against Beneficiary or Trustee or such other indemnified party by any person or entity or Governmental Authority for, with respect to, or as a direct or indirect result of (a) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting the Property or the soil, water, air, vegetation, building, personal property, persons or animals on the Property, (b) any personal injury (including, without limit, wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials, (c) any law suit brought or threatened, settlement reached or government order related to Hazardous Materials, (d) the cost of removal of Hazardous Materials from any portion of the Property, (e) taking necessary precautions to protect against the release of Hazardous Materials on or affecting the Property, (f) complying with all Governmental Requirements, and/or (g) any violation of any Governmental Requirement or requirements of this Deed of Trust which are in any way related to Hazardous Materials including, without limit, attorney’s fees (whether inside or outside counsel is used) and consultants’ fees (the attorneys and consultants to be selected by Beneficiary), investigation and laboratory fees and environmental studies required by Beneficiary (whether prior to foreclosure, or otherwise) INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM BENEFICIARY’S, TRUSTEE’S OR SUCH OTHER INDEMNIFIED PARTY’S OWN NEGLIGENCE; provided, however, that the foregoing indemnification shall not be applicable, and Grantor shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of the indemnified party. The representations, covenants, warranties and indemnification contained in this Section K shall survive the release of this Deed of Trust.

L.                        BENEFICIARY’S RIGHT TO REMOVE HAZARDOUS MATERIALS.

Beneficiary shall have the right but not the obligation, without in any way limiting Beneficiary’s other rights and remedies under this Deed of Trust or any other Loan Document, to enter onto the Property or to take such other actions which are required by Legal Requirements or Governmental Requirements (and as Grantor deems necessary or advisable) to investigate or test for, clean up, remove, resolve or minimize the impact of, advise any Governmental Authority of the possible existence of, or otherwise deal with any Hazardous Materials or Hazardous Materials Contamination on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could result in an order, notice, suit, imposition of a Lien on the Property or other action and/or which, in Beneficiary’s sole opinion, could adversely affect Beneficiary’s security under this Deed of Trust. All costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust, shall be payable by Grantor upon demand and shall bear interest from the date paid by Beneficiary until reimbursed at the highest per annum interest rate applicable to any of the Indebtedness but not to exceed the highest rate permitted by applicable law. Any such actions conducted by Beneficiary shall be solely for the benefit of and to protect the interests of Beneficiary and shall not be relied upon by Grantor, any other Loan Party or any third party for any purpose. By conducting any such actions, Beneficiary does not assume control over the environmental affairs or operations of Grantor or assume any liability of Grantor any Loan Party or any third party. The provisions of this Section shall be in addition to all other obligations and liabilities Grantor may have to Beneficiary at common law or pursuant to any other agreement and shall survive (a) the repayment and performance of the Indebtedness, (b) the satisfaction of all other obligations of Grantor under this Deed of Trust and under any other Loan Document, (c) the discharge of this Deed of Trust, and (d) the foreclosure of this Deed of Trust or acceptance of a deed in lieu of foreclosure.

M.                     ASSIGNMENT OF CONTRACTS AND SALES PROCEEDS.

1.                         Grantor hereby collaterally sells, assigns, transfers and sets over unto Beneficiary, its successors and assigns, all of Grantor’s right, title and interest in, to and under any and all Contracts, including all of Grantor’s rights to receive payments, receipts, revenues, interest and income of any kind under the Contracts (hereinafter collectively called the “Proceeds”) including but not limited to (a) any and all rights of Grantor to receive the Proceeds, and (b) any and all rights and remedies which Grantor may have against any other party to any of the Contracts, whether related to the payment of any portion of the Proceeds or otherwise.

2.                         These presents are given to additionally secure payment and performance of the Indebtedness. Grantor shall not cancel or amend any of the Contracts or assign any of Grantor’s right, title or interest thereunder or permit any of the Contracts to terminate if they are necessary or desirable for the operation of the Property without first obtaining the written approval of Beneficiary. This Section shall not be applicable to any Contract that terminates if it is assigned without the consent of another party (other than Grantor) unless this consent has been obtained. Furthermore, this Section shall not be construed as a present assignment of any Contract that Grantor is required by law to hold.

3.                         Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Grantor under any of the Contracts, and Grantor hereby agrees to indemnify Beneficiary for, and to save Beneficiary harmless from, any and all liability arising from any of the Contracts or from this assignment INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM BENEFICIARY’S OWN NEGLIGENCE; provided, however, that the foregoing indemnification shall not be applicable, and Grantor shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Beneficiary. This assignment shall not place responsibility for the control, care, management or repair of the Property upon Beneficiary or make Beneficiary responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss or damage or injury or death to any party.

4.                         The failure of Beneficiary to enforce any of the terms, covenants or conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. Beneficiary shall have the full right, power and authority to enforce this assignment, or any of the terms, covenants or conditions hereof, at any time or times that Beneficiary shall deem fit.

N.                       MISCELLANEOUS.

The following provisions shall also apply to and govern this Deed of Trust and the interpretation hereof:

1.                         Each and every portion of the Indebtedness shall survive the execution and delivery of the Loan Documents and the consummation of the loans called for therein and shall continue in full force and effect until the Indebtedness shall have been paid and performed in full except for the representations, covenants, warranties and indemnification contained in Section K and Section O which shall survive the payment and performance of the Indebtedness as specified therein.

2.                         Grantor, upon the request of Trustee or Beneficiary, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper, in Beneficiary’s judgment, to carry out more effectively the purposes of the Loan Documents and to subject to the Liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property. Grantor will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges, including those for Lien searches.

3.                         All notices or other communications required or permitted to be given pursuant to this Deed of Trust (except for notices of a foreclosure sale which shall be given in the manner set forth in Paragraph 1(d) of Section E hereof) shall be in writing. A notice or communication shall be deemed to be given under this Deed of Trust when delivered to the applicable party or when placed in an envelope addressed to the party and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified or first class mail. In the event that applicable law shall obligate Beneficiary to give prior notice to the Grantor or any other Loan Party of any action to be taken under this Deed of Trust or any other Loan Document, the Grantor and other Loan Parties agree that a written notice given to Grantor or such other Loan Party at least 10 days before the date of the act shall be reasonable notice of the act unless a shorter notice period is reasonable under the circumstances. For purposes of notice, the addresses of the parties shall be as set forth in the opening Paragraph herein above; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of 10 days’ notice to the other party in the manner set forth herein above.

4.                         Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or any other Loan Party of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or any other Loan Party of any and all of such terms, provisions and conditions.

5.                         If Grantor or any other Loan Party shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then at any time after the applicable notice and cure periods have passed, if any, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor and shall have the right to enter the Land and Improvements for such purpose and to take all such action thereon and with respect to the Property as it may deem necessary or appropriate. Grantor shall indemnify Beneficiary for all losses, expenses, damages, claims, and causes of action, including reasonable attorneys’ fees, whether inside or outside counsel is used, incurred or accruing by reason of any acts performed by Beneficiary pursuant to this Paragraph 5 of Section N or by reason of any other provision in the Loan Documents INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM BENEFICIARY’S OWN NEGLIGENCE, except to the extent, but only to the extent, caused by Beneficiary’s gross negligence or willful misconduct. All sums paid by Beneficiary pursuant to this Paragraph 5 of this Section N and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the highest per annum rate of interest applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by applicable law, from the date of such payment or expenditure until repaid, shall constitute additions to the Indebtedness, shall be secured by the Loan Documents and shall be paid by Grantor to Beneficiary upon demand. TEXAS FINANCE CODE § 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) DEBTOR IS REQUIRED TO: (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT EQUAL TO THE DEBTOR’S INDEBTEDNESS TO BANK; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME BANK AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF LOSS; (B) DEBTOR MUST, IF REQUIRED BY BANK, DELIVER TO BANK A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF DEBTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSE (A) OR (B) ABOVE, BANK MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF THE DEBTOR THE DEBTOR’S EXPENSE.

6.                         All obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Property.

7.        All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their respective successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

8.        The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein above shall be affected thereby, but rather, the same shall be enforced to the greatest extent permitted by law. It is hereby expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with the usury, and all other laws relating to the Indebtedness or Loan Documents. If, at any time, the applicable Legal Requirements render usurious any amount called for in any Loan Document, then it is Grantor’s, Trustee’s and Beneficiary’s express intent that such document be immediately deemed reformed, and the amounts collectible be reduced or spread, without the necessity of the execution of any new documents, so as to comply with the then applicable law but so as to permit the recovery of the fullest amount otherwise called for in such Loan Documents.

9.        In the event of the passage after the date of this Deed of Trust of any applicable law changing in any way the laws for the taxation of deeds of trust or mortgages and/or the debts secured thereby so as to affect this Deed of Trust, Beneficiary shall have the right, at Beneficiary’s option, without limiting any other right or remedy (including, without limitation, the right to demand payment of any Indebtedness that is payable on a demand basis) to declare the Indebtedness immediately due and payable after providing Grantor with notice of such tax, and if such law permits Grantor to pay such tax, the failure of Grantor to pay such tax within ten (10) days of such notice; provided further, in the event payment of such tax by Grantor is prohibited under such law, then Grantor shall not have the option to pay such tax, and the Indebtedness shall be due and payable after the passage of ten (10) days of notice of such tax assessment from Beneficiary to Grantor.

10.      The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

11.      This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

12.      If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing, then, to the extent of such funds so used, Beneficiary, the Indebtedness and this Deed of Trust shall be subrogated to all the rights, claims, Liens, titles and interests heretofore existing to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, Liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the Liens created herein as cumulative security for the repayment and performance of the Indebtedness.

13.      THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

14.      The section and paragraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such sections or paragraphs. Whenever the context hereof requires, references herein to the singular number shall include the plural, and likewise, the plural shall include the singular. Words denoting gender shall be construed to include the masculine, feminine and neuter, where appropriate, and specific enumeration shall not exclude the general but shall be considered as cumulative.

15.      If there is more than one Grantor or other Loan Party, the obligations of all such Loan Parties shall be joint and several.

16.      Upon payment and performance in full of all Indebtedness and termination of any and all commitments by Beneficiary to extend credit to Grantor and termination of all loans made by Beneficiary to Grantor (whether advances are optional or obligatory), the Liens created by this Deed of Trust shall be released by Beneficiary.

17.      Beneficiary may sell, assign or grant participations in any of the Indebtedness and any of the Loan Documents including, without limit, this Deed of Trust. Beneficiary may provide information relating to this Deed of Trust, the Property, Grantor, or any other Loan Party to Beneficiary’s parent, affiliates, subsidiaries, service providers, assignees, participants and prospective assignees and participants.

18.      Grantor waives any duty on the part of Beneficiary and agrees that Grantor is not relying upon or expecting Beneficiary to disclose to the Grantor any fact now or later known by Beneficiary relating to the existence, liabilities or financial condition of any guarantor of the Indebtedness or any other Loan Party. Grantor further agrees that no security or guaranty now or later held by Beneficiary for the payment or performance of any Indebtedness, whether from any guarantor, any other Loan Party or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, set-off, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the Liens created under this Deed of Trust, and Beneficiary, in its sole discretion, without notice to the Grantor may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the Liens under this Deed of Trust. Grantor acknowledges and agrees that Beneficiary has no obligation to acquire or perfect any Lien on any assets, whether realty or personalty, or to obtain any guaranty to secure payment or performance of the Indebtedness, and Grantor is not relying upon any guaranty which Beneficiary has or may have or assets in which Beneficiary has or may have a Lien for payment or performance of the Indebtedness.

19.      Notwithstanding any prior revocation, termination or discharge of this Deed of Trust (except as to the rights of subsequent intervening bonafide purchasers or lien holders), the effectiveness of this Deed of Trust shall automatically continue or be reinstated in the event that (a) any payment received or credit given by Beneficiary in respect of the Indebtedness is returned, disgorged or rescinded as a preference, in impermissible set-off, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable law, in which case this Deed of Trust shall be enforceable as if the returned, disgorged or rescinded payment or credit had not been received or given, whether or not Beneficiary relied upon this payment or credit or changed its position as a consequence of it, or (b) any liability is sought to be imposed against Beneficiary relating in any manner as to which Grantor agreed to indemnify Beneficiary under this Deed of Trust including, without limit, as to the presence of Hazardous Materials or Hazardous Materials Contamination on, in, about or affecting the Property, whether this matter is known or unknown, now or later exists (excluding only matters which arise after any acquisition by Beneficiary of the Property by foreclosure, deed in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of Beneficiary), in which case this Deed of Trust shall be enforceable to the extent of all liability, costs and expenses (including, without limit, attorneys’ fees, whether inside or outside counsel is used, incurred by Beneficiary as the direct or indirect result thereof. In the event of continuation or reinstatement of this Deed of Trust, Grantor agrees, upon demand by Beneficiary, to execute and deliver to Beneficiary those documents which Beneficiary determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Grantor to do so shall not affect in any way the reinstatement or continuation. If Grantor does not execute and deliver to Beneficiary upon demand such documents, Beneficiary and each employee of Beneficiary is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Grantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Grantor.

O.       INDEMNITY.

Grantor shall indemnify, defend, and hold harmless Beneficiary from and against any and all liability, damage, loss, cost, or expense (including, without limitation, attorneys’ fees and expenses, whether inside or outside counsel is used), action, proceeding, claim or dispute incurred or suffered by Beneficiary, whether voluntarily or involuntarily incurred or suffered, in respect of the following: (a) any litigation concerning this Deed of Trust, the other Loan Documents or the Property, or any interest of Grantor or Beneficiary therein, or the right of occupancy thereof by Grantor or Beneficiary, whether or not any such litigation is prosecuted to a final, non-appealable judgment; (b) any dispute, including disputes as to the disbursement of proceeds of the Note not yet disbursed, among or between any of the constituent parties or other partners or venturers of Grantor (if Grantor is a general or limited partnership) or among or between any employees, officers, directors, or shareholders of Grantor (if Grantor is a corporation), or among or between any members, trustees or other responsible parties (if Grantor is an association, trust or other entity); (c) any action taken or not taken by Beneficiary or Trustee which is allowed or permitted under this Deed of Trust or any of the other Loan Documents relating to Grantor, the Property, any other Loan Party, any constituent parties or otherwise in connection with the Loan Documents including, without limitation, the protection or enforcement of any Lien, security interest or other right, remedy or recourse created or afforded by this Deed of Trust or any other Loan Document; and (d) any action brought by Beneficiary or Trustee against Grantor under this Deed of Trust or any other Loan Document, whether or not such action is prosecuted to a final, non-appealable judgment INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS AND EXPENSES RESULTING FROM BENEFICIARY’S OWN NEGLIGENCE, except and to the extent, but only to the extent, caused by Beneficiary’s gross negligence or willful misconduct. Beneficiary and/or Trustee may employ an attorney or attorneys to protect or enforce any rights, remedies or recourses under this Deed of Trust or any other Loan Document and to advise and defend Beneficiary and/or Trustee with respect to any such actions and other matters. Grantor shall reimburse Beneficiary and/or Trustee for their respective attorneys’ fees, whether inside or outside counsel is used, and expenses (including expenses and costs for experts) immediately upon receipt of a written demand therefor, whether on a monthly or other time interval, and whether or not an action is actually commenced or concluded. Unless otherwise specified herein, all reimbursement and indemnity obligations hereunder shall become due and payable upon demand and shall bear interest from the date paid by Beneficiary until reimbursed at the highest per annum rate of interest applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. The provisions of this Paragraph shall survive repayment and performance of the Indebtedness, the release of the Liens of this Deed of Trust, any foreclosure (or action in lieu of foreclosure) and the exercise by Beneficiary of any and all remedies set forth herein or in the Loan Documents.

P.        PARTIAL RELEASES.

Reference is hereby made to the Loan Agreement for the terms and conditions under which Grantor may, so long as no Event of Default has occurred and is continuing, obtain a release of less than all of the Property from time to time contemporaneously with a sale of the same to a third party.

Q.       NOTICE OF FINAL AGREEMENT.

THIS AGREEMENT AND THE OTHER “LOAN AGREEMENTS” (AS SUCH TERM IS DEFINED IN SECTION 26.02(a)(2) OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

R.        WAIVER OF RIGHT TO TRIAL BY JURY.

GRANTOR AND BENEFICIARY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR THE MUTUAL BENEFIT OF ALL PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS DEED OF TRUST, ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS.

S.        RESTATEMENT.

This Deed of Trust is intended to and does completely amend and restate the Original Deed of Trust in its entirety, without novation, and is intended as a replacement of, and is in substitution for the Original Deed of Trust, but is not intended as a novation of the Original Deed of Trust or any of the obligations evidenced by the Original Deed of Trust.

EXECUTED as of, although not necessarily on, the day and year first above written.

GRANTOR:

FRISCO SQUARE LAND, LTD.
a Texas limited partnership

By:	Fairways FS Land, LLC
a Texas limited liability company
its General Partner

	By:	/s/ James C. Leslie
James C. Leslie, Manager

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on March 10, 2006 by James C. Leslie, Manager of Fairways FS Land, LLC, a Texas limited liability company, in its capacity as the general partner of FRISCO SQUARE LAND, LTD., a Texas limited partnership, on behalf of said limited liability company and partnership.

JULIE WAKEFIELD
	Notary Public, State of Texas	/s/ Julie Wakefield
[SEAL]	My Commission Expires
	JULY 2, 2007	Notary Public - State of Texas

My Commission Expires:		/s/ Julie Wakefield
July 2, 2007		(Printed Name of Notary Public)

FOLLOWING RECORDATION, RETURN TO:

Comerica Bank
P.O. Box 650282
Dallas, Texas 75265-0282
Attention: Commercial Lending Services, Mail Code 6514

EXHIBIT A

TRACT 1
15.4399 ACRES

BEING a tract of land situated in the W. B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square, Ltd. as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with “HAT” cap set for corner on the east line of Dallas North Tollway (a 300 ft. right-of-way), said point being South 06°36’16” East a distance of 24.12 ft. from an “X” found cut in concrete at the intersection of said east line with the south line of Main Street (old FM 720, a variable width right-of-way), as recorded in C.C. #94-0048748 and C.C. #94-0083961 DRCCT; said iron rod also being at the intersection of said east line with the south line of a 24 ft. wide strip of land conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT;

THENCE along the south line of said City of Frisco tract with a circular curve to the left having a central angle of 03°27’28”, a radius of 5,793.61 feet, a tangent length of 174.87 feet, and a chord of North 87°28’04” East 349.58 feet, for an arc distance of 349.63 feet to a 1/2” iron rod set with “HAT” cap at said curve’s point of tangency;

THENCE North 85°44’20” East, continuing along said south line, for a distance of 8.48 feet to a 1/2” iron rod set with “HAT” cap for corner;

THENCE North 86°07’47” East, continuing along said south line, continuing along said south line for a distance of 776.11 ft. to a 1/2” iron rod with “HAT” cap set for corner on the west line of Lot B1-10 of Frisco Square Phase 2 as conveyed to the City of Frisco and recorded in Cabinet P Page 724 DRCCT;

THENCE South 03°52’13” East, departing said south line and along the west line of said City of Frisco tract, for a distance of 99.38 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 83°23’44” West, along a north line of said Frisco tract, for a distance of 184.15 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 67.00 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 83°23’44” West, along a north line of said Frisco tract, for a distance of 105.76 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 246.50 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, along a south line of said Frisco tract, for a distance of 57.76 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 111.50 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, along a south line of said Frisco tract, for a distance of 62.41 ft. to a 1/2” iron rod with “HAT” cap set for corner at the northwest corner of future Lot B1-8 per deed to Frisco Square Properties, Ltd. as recorded in Collin County Clerk’s File No. 2003-0213220 DRCCT;

THENCE South 06°36’16” East, along the west line of said future Lot B1-8, for a distance of 87.25 ft. to a 1/2” iron rod with “HAT” cap set for corner;

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THENCE South 83°23’44” West, continuing along said west line, for a distance of 25.33 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 06°36’16” East, continuing along said west line, for a distance of 81.75 to a 1/2” iron rod with “HAT” cap set for corner on the north line of Frisco Square Blvd. (recorded as W. Main St.) per the Conveyance Plat recorded in Cabinet N Page 690 DRCCT;

THENCE South 83°23’44” West, along said north line, for a distance of 902.58 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southeast end of a corner clip at the intersection of said north line with the east line of said Dallas North Tollway;

THENCE North 51°36’16” West, along said corner clip, for a distance of 28.28 ft. to a 1/2” iron rod with “HAT” cap set for corner at the northwest end of said corner clip;

THENCE South 83°23’44” West, for a distance of 10.00 ft. to a 1/2” iron rod with “HAT” cap set for corner on the east line of said Dallas North Tollway;

THENCE North 06°36’16” West, along said east line, for a distance of 735.46 ft. to the POINT OF BEGINNING and containing 15.4399 acres of land.

TRACT 2
14.1760 ACRES

BEING a tract of land situated in the W. B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square, Ltd. as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with “HAT” cap set for corner on the east line of Dallas North Tollway (a 300 ft. right-of-way), said point being at the intersection of said east line with the south line of Frisco Square Blvd. (a 73 ft. right-of-way) recorded (as West Main St.) in Cabinet N Page 690 DRCCT;

THENCE North 83°23’44” East, departing said east line, and along said south line, for a distance of 10.00 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southwest end of a corner clip at said intersection;

THENCE North 38°23’44” East, along said corner clip, for a distance of 28.28 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, continuing along said south line, for a distance of 978.97 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 06°36’16” West, continuing along said south line, for a distance of 12.00 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, continuing along said south line, for a distance of 30.00 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said south line with the west line of Church Street (a 121 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE South 06°36’16” East, along said west line, for a distance of 606.00 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said west line with the south line of Page Street (a 67 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE South 83°23’44” West, along the project south line of said Page Street, for a distance of 1,008.97 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 38°23’44” West, for a distance of 28.28 ft. to a 1/2” iron rod with “HAT” cap set for corner;

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THENCE South 83°23’44” West, for a distance of 10.00 ft. to a 1/2” iron rod with “HAT” cap set for corner on the east line of said Dallas North Tollway;

THENCE North 06°36’16” West, along said east line, for a distance of 594.00 ft. to the POINT OF BEGINNING and containing 14.1760 acres of land.

TRACT 3
2.5088 ACRES

BEING a tract of land situated in the W.B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square, Ltd. as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with “HAT” cap set for corner at the intersection of the south line of Page Street (a 67 ft. right-of-way) with the west line of West Library Street (a 64 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE South 06°36’16” East, along said west line, for a distance of 252.00 ft. to a 1/2” iron rod with “HAT” cap set for corner on the north line of Burnham Street (a 48.5 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE South 83°23’44” West, along said north line, for a distance of 2.50 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 06°36’16” East, departing said north line, for a distance of 48.50 ft. to a 1/2” iron rod with “HAT” cap set for corner on the south line of said Burnham Street;

THENCE South 83°23’44” West, along the project south line of Burnham Street, for a distance of 361.58 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said projected south line with the future west line of Church Street;

THENCE North 06°36’16” West, along said future west line, for a distance of 300.50 ft. to a 1/2” iron rod with “HAT” cap set for corner on the south line of said Page Street;

THENCE North 83°23’44” East, along said south line, for a distance of 364.08 ft. to the POINT OF BEGINNING and containing 2.5088 acres of land.

TRACT 4
19.7693 ACRES

BEING a tract of land situated in the W.B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of a tract conveyed to Frisco Square Ltd., as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT), and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with “HAT” cap set for corner at the intersection of the south line of a 24 ft. wide strip of land conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT with the east line of a Lot F1-9 of Frisco Square Phase 2 as recorded in Cabinet P Page 724 DRCCT, said Lot F1-9 as conveyed to the City of Frisco per said Frisco Square Phase 2 final plat;

THENCE North 86°07’47” East, along the south line of said City of Frisco 24 ft. wide strip of land, for a distance of 162.14 ft. to a 1/2” iron rod with “HAT” cap set for corner and for the beginning of a circular curve to the right;

THENCE continuing along said south line, with said circular curve to the right having a central angle of 15°46’18”, a radius of 2,608.02 ft., a tangent length of 361.23 ft., and a chord of South 85°59’04” East 715.63 ft., for an arc distance of 717.90 ft. to a 1/2” iron rod with “HAT” cap set for corner and for a point of tangency;

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THENCE South 78°05’56” East, continuing along said south line, for a distance of 162.10 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said south line with the west line of John W. Elliot Drive (a 60 ft. right-of-way);

THENCE South 12°16’44” West, along said west line, for a distance of 536.63 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said west line with the north line of a tract conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT;

THENCE South 83°23’44” West, departing said west line and along said north line, for a distance of 8.15 ft. to a 1/2” iron rod with “HAT” cap set for corner at the northwest corner of said Frisco tract;

THENCE South 06°36’16” East, along the west line of said Frisco tract, for a distance of 23.82 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said west line with the west line of said John W. Elliot Drive;

THENCE South 12°16’44” West, along the west line of said John W. Elliot Drive, for a distance of 865.29 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said west line with the south line of Ash Street (a 60 ft. right-of-way);

THENCE South 77°43’16” East, along the south line of said Ash Street, for a distance of 24.50 ft. to a 1/2” iron rod with “HAT” cap set for corner on the west line of a tract conveyed to the City of Frisco as recorded in County Clerk’s File No. 2000-0081361 DRCCT;

THENCE South 12°16’44” West, along said west line, for a distance of 82.73 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 83°23’44” West, along a north line of said Frisco tract, for a distance of 94.97 ft. to a 1/2” iron rod with “HAT” cap set for corner on the east line of Frisco Square Phase 1 as recorded in Cabinet N page 637;

THENCE North 06°36’16” West, departing said south line, for a distance of 42.75 ft. to a 1/2” iron rod with “HAT” cap set for corner on the north line of said Burnham Street;

THENCE South 83°23’44” West, along said north line, for a distance of 239.25 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said north line with the east line of East Library Street (a 64 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE North 06°36’16” West, along said east line, for a distance of 252.00 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said east line with the south line of Page Street (a 67 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE North 83°23’44” East, along said south line, for a distance of 2.50 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 06°36’16” West, departing said south line, for a distance of 67.00 ft. to a 1/2” iron rod with “HAT” cap set for corner on the north line of said Page Street;

THENCE South 83°23’44” West, along said north line, for a distance of 129.49 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said north line with the east line of Library Street (a 121 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE North 06°36’16” West, along said east line, for a distance of 588.00 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southwest corner of future Lot F1-8 per deed to Frisco Square Properties, Ltd. as recorded in Collin County Clerk’s File No. 2003-0213220 DRCCT;

THENCE North 83°23’44” East, departing said east line, and along the south line of said future Lot F1-8, for a distance of 30.00 ft. to a 1/2” iron rod with “HAT” cap set for corner;

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THENCE North 06°36’16” West, continuing along said south line, for a distance of 12.00 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, continuing along said south line, for a distance of 76.39 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southeast corner of said future Lot F1-8;

THENCE North 06°36’16” West, along the east line of said future Lot F1-8, for a distance of 81.75 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 83°23’44” West, continuing along said east line, for a distance of 25.33 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 06°36’16” West, continuing along said east line, for a distance of 87.25 ft. to a 1/2” iron rod with “HAT” cap set for corner on a south line of said City of Frisco Lot F1-9;

THENCE North 83°23’44” East, along said south line, for a distance of 15.91 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 06°36’16” West, along an east line of said Lot F1-9, for a distance of 58.99 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 83°23’44” East, along a south line of said Lot F1-9, for a distance of 209.26 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 06°36’16” West, along an east line of said Lot F1-9, for a distance of 249.00 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 83°23’44” West, along a north line of said Lot F1-9, for a distance of 252.44 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 03°52’13” East, along an east line of said Lot F1-9, for a distance of 84.59 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE South 86°07’47” West, along a north line of said Lot F1-9, for a distance of 155.29 ft. to a 1/2” iron rod with “HAT” cap set for corner;

THENCE North 03°52’13” East, along an east line of said Lot F1-9, for a distance of 96.00 ft. to the POINT OF BEGINNING and containing 21.5875 acres SAVE AND EXCEPT THE FOLLOWING DESCRIBED TRACT:

SAVE AND EXCEPT TRACT FROM TRACT 4

BEING a tract conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT);

COMMENCING at a 1/2” iron rod with “HAT” cap set for corner at the intersection of the north line of Page Street (a 67 ft. right-of-way) with the east line of Library Street (a 114 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT; Thence North 06°36’16” West, for a distance of 414.00 ft.; Thence North 83°23’44” East, departing said east line, for a distance of 128.50 ft. to a 1/2” iron rod with “HAT” cap set for corner and for the POINT OF BEGINNING at the northwest corner of said tract;

THENCE North 83°23’44” East, along the north line of said tract, for a distance of 255.49 ft. to a 1/2” iron rod with “HAT” cap set for corner at the northeast corner of said tract;

THENCE South 06°36’16” East, along the east line of said tract, for a distance of 310.00 ft. to a 1/2” iron rod with “HAT”

5

cap set for corner at the southeast corner of said tract;

THENCE South 83°23’44” West, along the south line of said tract, for a distance of 248.19 ft. to a 1/2” iron rod with “HAT” cap set for corner and for the beginning of a circular curve to the left;

THENCE continuing along said south line with said circular curve to the left having a central angle of 04°11’05”, a radius of 100.00 ft, a tangent length of 3.65 ft., and a chord of South 81°18’11” West 7.30 ft., for an arc distance of 7.30 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southwest corner of said tract;

THENCE North 06°36’16” West, along the west line of said tract, for a distance of 310.27 ft. to the POINT OF BEGINNING and containing 1.8182 acres of land.

LEAVING A NET AREA OF 19.7693 ACRES OF LAND FOR TRACT 4.

TRACT 5
1.5713 ACRES

BEING a tract of land situated in the W. B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of a called 1.6267 acre tract described as Tract III, as conveyed to Frisco Square Ltd., as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT), and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with “HAT” cap set for corner on the east line of John W. Elliot Drive (a 60 ft. right-of-way), said point being at the intersection of said east line with the south line of a 24 ft. wide strip of land conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT; said point being South 12°16’44” West a distance of 24.00 ft. from the intersection of said east line with the south line of Main Street (an 80 ft. right-of-way);

THENCE South 78°05’56” East; along the south line of said City of Frisco tract, for a distance of 100.00 ft. to a 1/2” iron rod with “HAT” cap set for corner on the west line of a tract conveyed to Sutton Enterprises, L.C. as recorded in Collin County Clerk’s File No. 96-0106843 DRCCT;

THENCE South 12°16’44” West, departing said south line and along the common line of said Tract III and said Sutton Enterprises tract, for a distance of 57.56 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southwest corner of said Sutton tract;

THENCE South 77°53’30” East, along the south line of said Sutton tract, for a distance of 61.81 ft. to a 1/2” iron rod with “HAT” cap set for corner at the southeast corner of said Sutton tract and the southwest corner of a tract conveyed to Mary Thatcher Christie as recorded in County Clerk’s File No. 95-0011327 DRCCT;

THENCE South 78°08’74” East, along the south line of said Christie tract, for a distance of 138.19 ft. to a 1/2” iron rod found corner at the southeast corner of said Christie tract and on the west line of the Burlington Northern Railroad (a variable width right-of-way);

THENCE South 12°16’44” West, along said west line, for a distance of 210.00 ft. to a 1/2” iron rod found for corner on the north line Main Street (an 80 ft. right-of-way);

THENCE North 77°41’49” West, departing said west line and along said north line, for a distance of 300.00 ft. to a 1/2” iron rod found for corner at the intersection of said north line with the east line of said John W. Elliot Drive;

THENCE North 12°16’44” East, along said east line, for a distance of 265.58 ft. to the POINT OF BEGINNING and containing 1.5713 acres of land.

6

TRACT 6
0.8116 ACRES

BEING a tract of land situated in the W. B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being all of a called 2.0566 acre tract described as Tract II, as conveyed to Frisco Square Ltd., as recorded in Collin County Clerk’s File No. 2000-0081361 Deed Records Collin County, Texas (DRCCT), and being more particularly described as follows:

BEGINNING at an “X” found cut in concrete at the intersection of the east line of John W. Elliot Drive (a 60 ft. right-of-way) with the south line of Main Street (an 80 ft. right-of-way);

THENCE South 77°42’33” East, along said south line, for a distance of 300.08 ft. to a 1/2” iron rod with “HAT” cap set for corner on the west line of the Burlington Northern Railroad (a variable width right-of-way);

THENCE South 12°51’45” West, along said west line, for a distance of 66.78 ft. to a 1/2” iron with “HAT” cap set for corner at the intersection of said west line with the north line of a tract conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT;

THENCE South 83°23’44” West, along said north line, for a distance of 316.43 ft. to a 1/2” iron rod with “HAT” cap set for corner at the intersection of said north line with the east line of said John W. Elliot Drive;

THENCE North 12°16’44” East, along said east line, for a distance of 169.25 ft. to the POINT OF BEGINNING and containing 0.8116 acres of land.

SAID SIX TRACTS COMPRISING A TOTAL OF 54.2769 ACRES OF LAND, MORE OR LESS.

7

EXHIBIT “B”

PERMITTED EXCEPTIONS

EXHIBIT B

1.         Real estate taxes and assessments for the year 2005 and subsequent years;

2.         Thirty-five (35) foot wide temporary drainage easement for a drainage ditch and berm granted by F. M. 720-Tollway, Ltd., to the City of Frisco, dated September 1, 1994, filed for record on December 28, 1994 and recorded under Clerk’s File No. 94-0112681, Land Records, Collin County, Texas. (As to Tract 2 only)

3.         Ten (10) foot wide line easement granted by HRC Ranch, Ltd., to the City of Frisco, dated August 20, 1997, filed for record September 2, 1997, and recorded in Volume 3988, Page 2314, Land Records, Collin County, Texas. (As to Tract 2 only)

4.         Restrictions limiting access to the Dallas North Tollway as set out in Deed recorded under Clerk’s File No. 94-0048748, Land Records, Collin County, Texas.

5.         Terms, provisions, and conditions contained in Agreement executed by and between the City of Frisco, and F. M. 720-Tollway, Ltd., dated January 6, 1994, filed of record on May 19, 12994 and recorded under Clerk’s File No. 94-0048747, Land Records, Collin County, Texas.

6.         Terms, provisions, easements and conditions contained in Agreement executed by and between the City of Frisco, and F. M. 720-Tollway, Ltd., dated July 28, 2000, filed for record on August 1, 2000 and recorded in Volume 4721, Page 2665, Land Records, Collin County, Texas.

7.         One-half of all the mineral rights in connection with the land are excepted herefrom, as reserved by John W. Andrews, Trustee in instrument recorded in Volume 1426, Page 14, Land Records, Collin County, Texas.

8.         Terms, provisions, conditions and restrictive covenants contained in Memorandum of Contract, Infrastructure Agreement and Restrictive Covenants executed by and between Frisco Square, Ltd., and FLLA, Ltd., dated July 9, 2001, filed of record on July 10, 2001 and recorded in volume 04956, Page 01770, Land Records, Collin County, Texas. (As to Tract 1 and 2 only)

9.         Fifty (50) foot wide drainage and utility easement for constructing, operating and maintaining storm sewer lines and systems by Frisco Square, Ltd., a Texas Limited Partnership to the City of Frisco, dated February 5, 2002, filed for record on February 6, 2002 and recorded under Clerk’s File No. 2002-0019105, Land Records, Collin County, County, Texas. (As to Tract 2 only)

10.       Six (6) foot wide easement for underground telecommunication systems and lines granted by Frisco Square, Ltd. to City of Frisco, dated July 6, 2004, filed for record on

July 9, 2004 and recorded in Volume 5327, Page 3831, Land Records, Collin County, Texas.

11.       Easement for utility facilities granted by Frisco Square, Ltd. to City of Frisco, dated July 6, 2004, filed for record on July 9, 2004 and recorded in Volume 5706, Page 4119, Land Records, Collin County, Texas. (As to Tract 2 only)

12.       Easement for utility facilities granted by Frisco Square, Ltd. to City of Frisco, dated July 6, 2004, filed for record on July 9, 2004 and recorded in Volume 5706, Page 4125, Land Records, Collin County, Texas. (As to Tract 4 only)

13.       Thirty-five (35) foot wide drainage ditch easement granted by Frisco Square, Ltd. To City of Frisco by instrument dated December 6, 1994, filed for record on December 28, 1994 and recorded under Clerk’s File No. 94-0112680, Land Records, Collin County, Texas. (As to Tract 1 only)

14.       Thirty foot (30) foot wide sanitary sewer easement for a sanitary sewer line granted by F. M. 720-Tollway Ltd to City of Frisco by instrument dated December 20, 1994, filed for record on December 28, 1994 and recorded under Clerk’s File No. 94-0112679, Land Records, Collin County, Texas. (As to Tract 4 only)

15.       Fifteen (15) foot wide utility easement granted by Terry N. Tomlin, Trustee to City of Frisco, dated January 16, 1984, filed for record January 18, 1984 and recorded in Volume 1811, Page 759, Land Records, Collin County, Texas. (As to Tract 4 only)

16.       Ten (10) foot wide water line Easement created for a water line as granted in instrument executed by James Robert Elliott and wife, Nanella B. Elliott to City of Frisco, dated September 9, 1997, filed September 17, 1997, recorded in Volume 3999, Page 37, Land Records, Collin County, Texas. (As to Tract 1 only)

17.       Right of way and aerial easement for electric transmission lines by and between Frisco Independent School District and Texas Power & Light Company filed for record on March 30, 1942 and recorded in Volume 332, Page 596, Land Records, Collin County, Texas. (As to Tract 6 only)